SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2012

Smart Kids Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Harvard Square, One Mifflin Place 4th Floor, Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 222-6257

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on April 30, 2012, Smart Kids Group, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMX Group, Inc., a Nevada corporation (“WMX”) and SKGI Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Acquisition Sub”), pursuant to which Acquisition Sub merged with and into WMX (the “Merger”) with the filing of the Articles of Merger with the Nevada Secretary of State on May 1, 2012 and became a wholly-owned subsidiary of the Company.

On May 22, 2012, the Company, WMX, and Acquisition Sub entered into Amendment No. 1 to the Merger Agreement (the “Merger Agreement Amendment”) effective April 30, 2012. The Merger Agreement Amendment revises the Merger Agreement to:

  Change the shares that will be exchanged in the Merger from 104,042,523 shares of the Company’s common stock to 106,084,609 shares of the Company’s common stock; and

  Provide for anti-dilution to two of the Company’s board members: Mr. Thomas Guerriero will have a 95% non-dilutive equity interest and Mr. Richard Shergold will have a 1% non-dilutive equity interest in the Company.

The foregoing descriptions of the Merger Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to such agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Merger Agreement dated April 30, 2012(1)
10.2	Merger Agreement Amendment dated May 22, 2012

(1)                 Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Kids Group, Inc.

/s/ Thomas Guerriero

Thomas Guerriero

Chief Executive Officer

Date: September 11, 2012

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